EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ecominas Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ricardo Enrique Silva Canelon, Chief Executive Officer and Chief Financial Officer of Ecominas Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Ecominas Corp.

Dated: May 14, 2026	By:	/s/ Ricardo Enrique Silva Canelon
Chief Executive Officer and Chief Financial Officer
(Principal executive, financial and accounting officer)